Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 12, 2021, with respect to the financial statements of Project Clean, Inc. contained in the Final Prospectus, filed on November 8, 2021, relating to the Registration Statement on Form S-1 (File No. 333-260204), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Newport Beach, California

November 9, 2021